EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Omnicom Group Inc.:
We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931, 333-108063, 333-115892, 333-146821, 333-159600, 333-168547, 333-188732) on Form S-8 and (Registration Statement No. 333-207525) on Form S-3 of Omnicom Group Inc. and subsidiaries of our reports dated February 9, 2016, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule on page S-1, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 10-K of Omnicom Group Inc. and subsidiaries.

/s/ KPMG LLP
New York, New York
February 9, 2016